UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 27, 2006
(Date of Report (Date of earliest event reported))

LONGVIEW FIBRE COMPANY
(Exact name of Registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation)	001-10061 (Commission File Number)	91-0298760 (I.R.S. Employer Identification No.)

300 Fibre Way, Longview Washington 98632
(Address of principal executive offices) (Zip Code)

(360) 425-1550
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in
Fiscal Year.

On February 23, 2006, and effective on that date, Longview Fibre Company (the "Company") amended two sections of its bylaws. The Company amended Article IV of its bylaws to provide, among other mechanics related to the Company's shares, that the Company may issue shares of all classes and series of its stock without certificates. The Company's bylaws had previously been silent as to uncertificated shares. The Company also amended Article II of its bylaws to allow for a special meeting of its shareholders to be held if the holders of at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the special meeting have delivered one or more demands for the meeting to the Company's Secretary. The Company's bylaws had previously allowed a special meeting of the shareholders to be called at the written request of the majority of holders of the Company's capital stock. The text of the amended bylaws is set forth in Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number Description

3.1 Bylaws of Longview Fibre Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONGVIEW FIBRE COMPANY

   By: L. J. MCLAUGHLIN
   Name: L. J. MCLAUGHLIN
Title: Senior Vice President-Finance,
Secretary and Treasurer

                                                                                                      Dated: February 27, 2006